UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026
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Cboe Global Markets, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________
Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)
433 West Van Buren Street
Chicago, Illinois 60607
(Address and Zip Code of Principal Executive Offices)
Registrant's telephone number, including area code (312) 786-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On May 1, 2026, Cboe Global Markets, Inc. (the “Company”) reported its financial results for the quarter ended March 31, 2026. The Company's press release, dated May 1, 2026, is attached as Exhibit 99.1 and is incorporated by reference into this Item 2.02.
The information set forth under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On May 1, 2026, the Company announced additional actions related to its strategic realignment by optimizing resource allocation across the organization, which it expects to be substantially completed by the end of 2026. This follows a comprehensive strategic review of the Company’s global business operations that occurred in the fourth quarter of 2025 and is part of a broader effort to sharpen strategic focus and allocate resources more effectively. In connection with these additional actions related to the Company’s strategic realignment, the Company expects to incur pre-tax restructuring charges of approximately $36 million to $46 million, primarily for severance payments and related costs. The majority of these costs are expected to be incurred beginning in the second quarter of 2026 through the fourth quarter of 2026. The Company anticipates annualized pre-tax cost savings related to these additional actions related to the Company’s strategic realignment of approximately $40 million to $50 million and anticipates realizing $20 million to $25 million of savings in 2026. The actions associated with the elimination of positions are subject to local law and consultation requirements in certain countries, which may extend this process beyond the end of 2026. When these additional strategic realignment actions are combined with the Company’s earlier actions to sell, wind down, and optimize certain businesses, the Company expects to reduce its workforce by approximately 20%. These estimates are subject to a number of assumptions and actual expenses may differ materially from the estimates disclosed above.
Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K includes forward-looking statements. These statements are only predictions based on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions. We do not undertake, and expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events, or otherwise, except as required by law. In particular, you should consider the risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1    Press Release, dated May 1, 2026
104     Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Jill M. Griebenow
Jill M. Griebenow
Executive Vice President and Chief Financial Officer

Dated: May 1, 2026